Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT, dated as of July 1, 2018 (this “Agreement”), among Dell Technologies Inc., a Delaware corporation (the “Company”) and each of the following stockholders of the Company (hereinafter severally referred to as a “Stockholder” and collectively referred to as the “Stockholders”): Michael S. Dell, an individual; the Susan Lieberman Dell Separate Property Trust (the “SLD Trust” and together with Michael S. Dell, the “MD Stockholders”); MSDC Denali Investors, L.P., a Delaware limited partnership (“MSDC Denali Investors”); MSDC Denali EIV, LLC, a Delaware limited liability company (“MSDC Denali EIV” and together with MSDC Denali Investors, the “MSD Partners Stockholders”); Silver Lake Partners III, L.P., a Delaware limited partnership (“SLP III”); Silver Lake Technology Investors III, L.P., a Delaware limited partnership (“SLTI III”); Silver Lake Partners IV, L.P., a Delaware limited partnership (“SLP IV”); Silver Lake Technology Investors IV, L.P., a Delaware limited partnership (“SLTI IV”); and SLP Denali Co-Invest, L.P., a Delaware limited partnership (“SLP Denali Co-Invest” and together with SLP III, SLTI III, SLP IV and SLTI IV, the “SLP Stockholders”). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement (as defined below).

WHEREAS, concurrently herewith, the Company and Teton Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), are entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), pursuant to which (among other things and subject to the terms and conditions set forth therein) (i) Merger Sub will merge with and into the Company (the “Merger”) and (ii) all outstanding shares of Class V Common Stock of the Company shall be canceled and converted into the right to receive, subject to the terms and conditions of the Merger Agreement, shares of Class C Common Stock of the Company or, at the election of the holder, cash consideration (subject to proration as described in the Merger Agreement);

WHEREAS, a special committee (the “Special Committee”) of the Board of Directors of the Company has, by the unanimous vote of all of its members, (i) determined that it is in the best interests of holders of Class V Common Stock of the Company, and declared it advisable, for the Company to enter into the Merger Agreement, (ii) recommended that the Board of Directors of Company (the “Company Board”) adopt the Merger Agreement and approve the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, including the adoption of the Amended and Restated Charter, and (iii) resolved to recommend adoption of the Merger Agreement and the Amended and Restated Charter by the holders of Class V Common Stock of the Company;

WHEREAS, the Company Board has, by the unanimous vote of all of the directors voting thereon, (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, for the Company to enter into the Merger Agreement, (ii) adopted the Merger Agreement and the Amended and Restated Charter and approved the execution, delivery and performance of the Merger Agreement by Company and the consummation of the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend adoption of the Merger Agreement and the Amended and Restated Charter by the stockholders of the Company;

WHEREAS, each Stockholder is the record and beneficial owner of the number of shares of capital stock of the Company set forth opposite such Stockholder’s name on Exhibit A hereto (together with such additional shares of capital stock of the Company that become beneficially owned (within the meaning of Rule 13d–3 promulgated under the Exchange Act) by such Stockholder, whether upon the exercise of options, conversion of convertible securities or otherwise, after the date hereof and prior to the earlier of the Closing or the termination of this Agreement, the “Covered Shares”);

WHEREAS, in order to induce the Company to enter into the Merger Agreement and proceed with the Merger, the Company and the Stockholders are entering into this Agreement; and

WHEREAS, each of the Stockholders acknowledges that the Company is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if the Stockholders did not enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and each of the Stockholders hereby agree as follows:

1. Agreement to Vote. Each of the Stockholders agrees that it shall, and shall cause any other holder of record of any Covered Shares to, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or in any other circumstances upon which a vote, consent or other approval of the Stockholders is sought (i) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum; (ii) vote (or cause to be voted, including by proxy or by delivering a written consent) all Covered Shares in favor of (x) the Merger and the adoption of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement, including, without limitation, the adoption of an amended and restated certificate of incorporation of the Company substantially in the form attached as Exhibit A to the Merger Agreement (collectively, the “Transactions”), and (y) approval of any proposal to adjourn or postpone such meeting to a later date, if there are not sufficient votes for the adoption of the Merger Agreement on the date on which such meeting is held; and (iii) vote (or cause to be voted) all Covered Shares against any other proposal, action or agreement that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions in any material respect. Each of the Stockholders agrees to waive, and to not exercise, any appraisal rights that may be available under Delaware law with respect to the Merger. Except as set forth in this Section 1, the Stockholders shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company. In addition, nothing in this Agreement shall limit the right of any Stockholder to vote any Covered Shares in connection with the election of directors.

2. Consent to the Transactions. Pursuant to Section 3.3 of that certain Amended and Restated Sponsor Stockholders Agreement, dated as of September 7, 2016, by and among the Company, its Specified Subsidiaries (as defined therein) and each of the Stockholders (as

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amended restated, supplemented or otherwise modified in accordance with the terms thereof, the “Sponsor Stockholders Agreement”), the MD Stockholders and the SLP Stockholders hereby consent to and provide their respective written approval of the Merger Agreement, the Merger and each of the Transactions. Without limiting the generality of the foregoing, the MD Stockholders and the SLP Stockholders hereby consent to and provide their respective written approval of the Company voting to approve and/or providing any consent (and causing the Company’s Subsidiaries to approve and/or provide consent), as a holder of common stock or other securities of VMware, Inc., to the payment by VMware, Inc. of the cash dividends contemplated by the Merger Agreement.

3. Amendments to Company Security Holder Agreements. Each of the Company and the Stockholders hereby agrees to (and in the case of the Company, agrees to cause its Specified Subsidiaries (as defined in the Sponsor Stockholders Agreement), to the extent necessary, to) execute and deliver, or cause to be executed and delivered, such additional instruments, and to take such further actions, as may reasonably be required to amend, conditioned on and effective upon the consummation of the Merger, (i) the Sponsor Stockholders Agreement, (ii) that certain Amended and Restated Class A Stockholders Agreement, dated as of September 7, 2016, by and among the Company, the Stockholders and the New Class A Stockholders (as defined therein), (iii) that certain Class C Stockholders Agreement, dated as of September 7, 2016, by and among the Company, the Stockholders and the New Class C Stockholders (as defined therein), (iv) that certain Amended and Restated Management Stockholders Agreement, dated as of September 7, 2016, by and among the Company, the Stockholders and the Management Stockholders (as defined therein), and (v) that certain Amended and Restated Registration Rights Agreement, dated as of September 7, 2016, by and among the Company, the Stockholders, the Temasek Stockholder (as defined therein) and the Management Stockholders (as defined therein), in each case, to reflect the terms applicable to such agreement as set forth in Exhibit B hereto.

4. No Transfer of Shares. Except in accordance with the terms of this Agreement, each of the Stockholders hereby covenants and agrees that during the period from the date of this Agreement through the date on which the Merger is consummated, such Stockholder will not (i) sell, transfer, pledge, encumber, assign or otherwise dispose of (“Transfer”) any of the Covered Shares, (ii) enter into any legally binding contract, option or other arrangement or undertaking providing for the Transfer of any Covered Shares, (iii) deposit any of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Covered Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iv) knowingly take any action that would make any representation or warranty of any of the Stockholders contained herein untrue or incorrect or have the effect of preventing or disabling any of the Stockholders from performing his or its obligations under this Agreement. The foregoing restrictions on Transfers of Covered Shares shall not prohibit any such Transfers by any Stockholder (a) in connection with the consummation of the Merger or (b) to a Permitted Transferee (as defined in the Sponsor Stockholder Agreement), provided that such Permitted Transferee shall have agreed to be bound by the terms of this Agreement pursuant to an instrument in form and substance reasonably satisfactory to the Special Committee.

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5. Termination. This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms; provided that nothing herein shall relieve any party hereto from liability for any breach of this Agreement prior to any such termination.

6. Representations and Warranties.

(a) Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders as follows:

(i) Valid Existence. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

(ii) Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by each of the Stockholders, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) Representations and Warranties of each Stockholder. Each Stockholder on its own behalf, severally and not jointly, hereby represents and warrants as follows:

(i) Existence, Power; Binding Agreement. Each of the Stockholders (other than Michael S. Dell) is validly existing and in good standing under the laws of the jurisdiction of its formation or, in the case of a Stockholder that is a trust, the jurisdiction of its domicile, and has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Michael S. Dell has full power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Stockholders and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of the Stockholders, enforceable against each of the Stockholders in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). Michael S. Dell has delivered to the Company and the other Stockholders a duly executed copy of a spousal consent in the form attached hereto as Exhibit C.

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(ii) No Conflicts. Except for filings required under, and compliance with other applicable requirements of, the Exchange Act and the rules and regulations of the NYSE, (A) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of any of the Stockholders for the execution and delivery of this Agreement by any of the Stockholders and the consummation by any of the Stockholders of the transactions contemplated hereby and (B) neither the execution and delivery of this Agreement by the Stockholders nor the consummation by the Stockholders of the transactions contemplated hereby or compliance by the Stockholders with any of the provisions hereof shall (1) in the case of any Stockholder (other than Michael S. Dell), conflict with or violate any provision of its certificate of formation or operating agreement (or similar organizational documents), (2) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of any of the Stockholders pursuant to any Contract to which any of the Stockholders is a party or by which any of the Stockholders or any property or asset of any of the Stockholders is bound or affected, or (3) violate any Law, judgment, order or decree applicable to any of the Stockholders or any of its or his properties or assets, except in the case of (2) or (3) for violations, breaches or defaults that would not in the aggregate materially impair the ability of any of the Stockholders to perform its obligations hereunder.

(iii) No Inconsistent Agreements. Each Stockholder (A) has not entered into any voting agreement or voting trust, with respect to the Covered Shares (except for the Sponsor Stockholders Agreement), (B) has not granted a proxy or power of attorney with respect to the Covered Shares that is inconsistent with its obligations pursuant to this Agreement and (C) has not entered into any agreement or undertaking that is otherwise inconsistent with its obligations pursuant to this Agreement.

(iv) Covered Shares. As of the date hereof, each Stockholder is the record and beneficial owner of, and has good and valid title to, all of its Covered Shares. As of the date hereof, each Stockholder has full voting power, full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of its Covered Shares. Except as disclosed in the Company’s most recent proxy statement filed with the Securities and Exchange Commission, none of the Stockholders own any options, phantom equity awards, warrants, or equity interests or shares of the Company other than the Covered Shares.

7. Certain Covenants of the Company. The Company hereby covenants and agrees that it will not, without the prior written consent of the SLP Stockholders, consummate the Merger or file a Form 8-A with the SEC registering with the SEC any shares of Class C Common Stock of the Company, in each case, prior to the 75th day after the date of this Agreement.

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8. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, nothing herein shall be construed to limit or affect any action taken by Michael S. Dell acting in his capacity as a director of the Company and in compliance with the Merger Agreement.

9. Amendment. This Agreement may not be amended except with the Special Committee’s prior written consent and by an instrument in writing signed by each of the parties hereto.

10. Non-Survival of Representations and Warranties. The respective representations and warranties of the Stockholders and the Company contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

11. Notices. Each party hereto agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement shall be properly served or delivered if delivered to the addresses of the parties set forth in, and in the manner contemplated by, the Sponsor Stockholders Agreement.

12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

13. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise by any party hereto without the prior written consent of the other parties hereto; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

14. Rules of Construction. The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rules of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document.

15. Governing Law; Consent to Jurisdiction. (a) This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by, and construed, interpreted and enforced in accordance with, the Laws of the State of Delaware, without regard to conflict of laws principles.

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(b) Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be heard and determined exclusively in the Court of Chancery of the State of Delaware or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal courts of the United States of America located in the State of Delaware. Each party hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or federal courts of the United States of America located in the State of Delaware in respect of any legal action, suit or proceeding arising out of or relating to this Agreement and (ii) waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of action, suit or proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts.

(c) To the fullest extent permitted by law, each party hereto agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 11.

(d) The consents to jurisdiction set forth in this Section 15 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 15 and shall not be deemed to confer rights on any person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

17. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof and injunctive and other equitable relief, in addition to any other remedy at law or equity, without posting any bond or other undertaking.

18. Relationship of the Trustee. The parties acknowledge and agree that in the case of any party which is a trust, (i) the trustee of such trust is entering into this Agreement and in its representative capacity as trustee only and not in its individual capacity; (ii) the trustee (in its capacity as trustee) shall have no personal liability under or arising out of this Agreement; and (iii) all payments to be made by a trust pursuant to this Agreement shall be made solely from the assets of the applicable trust and not from the personal assets of the trustee.

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19. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

20. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterpart, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same.

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IN WITNESS WHEREOF, the Company and each of the Stockholders have executed or caused to be executed this Agreement as of the date first written above.

COMPANY:

DELL TECHNOLOGIES INC.

By:	/s/ Thomas W. Sweet
Name:	Thomas W. Sweet
Title:	Executive Vice President and
Chief Financial Officer

[Voting and Support Agreement Signature Page]

STOCKHOLDERS:

/s/ Michael S. Dell
Michael S. Dell

SUSAN LIEBERMAN DELL SEPARATE PROPERTY TRUST

By:	/s/ Marc R. Lisker
Name:	Marc R. Lisker
Title:	President, Hexagon Trust Company

MSDC DENALI INVESTORS, L.P.

By: MSDC Denali (GP), LLC, its General Partner

By:	/s/ Marc R. Lisker
Name:	Marc R. Lisker
Title:	Authorized Signatory

MSDC DENALI EIV, LLC

By: MSDC Denali (GP), LLC, its General Partner

By:	/s/ Marc R. Lisker
Name:	Marc R. Lisker
Title:	Authorized Signatory

[Voting and Support Agreement Signature Page]

SILVER LAKE PARTNERS III, L.P.

By: Silver Lake Technology Associates, III, L.P., its general partner
By: SLTA III (GP), L.L.C., its general partner
By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Managing Director

SILVER LAKE TECHNOLOGY INVESTORS III, L.P.

By: Silver Lake Technology Associates, III, L.P., its general partner
By: SLTA III (GP), L.L.C., its general partner
By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Managing Director

SILVER LAKE PARTNERS IV, L.P.

By: Silver Lake Technology Associates IV, L.P., its general partner
By: SLTA IV (GP), L.L.C., its general partner
By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Managing Director

[Voting and Support Agreement Signature Page]

SILVER LAKE TECHNOLOGY INVESTORS IV, L.P.

By: Silver Lake Technology Associates IV, L.P., its general partner
By: SLTA IV (GP), L.L.C., its general partner
By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Managing Director

SLP DENALI CO-INVEST, L.P.

By: SLP Denali Co-Invest GP, L.L.C., its general partner
By: Silver Lake Technology Associates, III, L.P., its managing member
By: SLTA III (GP), L.L.C., its general partner
By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Managing Director

[Voting and Support Agreement Signature Page]

Exhibit A

Name of Stockholder	Class A Common Stock	Class B Common Stock	Class C Common Stock
Michael S. Dell	339,950,310	—	526,921
Susan Lieberman Dell Separate Property Trust	32,890,896	—	—
MSDC Denali Investors, L.P.	31,856,436	—	—
MSDC Denali EIV, LLC	1,593,068	—	—
Silver Lake Partners III, L.P.	—	59,317,156	—
Silver Lake Technology Investors III, L.P.	—	1,693,974	—
Silver Lake Partners IV, L.P.	—	40,084,313	—
Silver Lake Technology Investors IV, L.P.	—	589,774	—
SLP Denali Co-Invest, L.P.	—	35,301,641	—

Exhibit B

IPO Definitions

•	Except as specified below, the consummation of the Merger shall be treated as an “IPO” in each of the Sponsor Stockholders Agreement, the Class C Stockholders Agreement, the Class A Stockholders Agreement and the Registration Rights Agreement (collectively, the “Specified Agreements”), it being understood for the avoidance of doubt that no Registrable Securities (for purposes of the Registration Rights Agreement) shall be sold in the IPO.

•	The term “Minimum Float IPO” in the Sponsor Stockholders Agreement shall be defined to mean the IPO and, accordingly, the consummation of the Merger shall be treated as a “Minimum Float IPO” in the Sponsor Stockholders Agreement.

IPO Blackout Period

•	The IPO lock-up periods in the Specified Agreements shall apply with respect to the 180-day period immediately following the Merger as if it were an “IPO” as to which a lock-up is requested or required, but with exceptions for transfers to permitted transferees, as set forth below:

•	Section 3.6 (Black-Out Periods) of the Class A Stockholders Agreement shall apply to the period immediately following the Merger to prohibit transfers and other actions as provided in such Section 3.6, and no New Class A Stockholders may be released from such prohibition other than with the written consent of the MD Stockholders, the SLP Stockholders and the Company (such Company consent to require approval of the Special Committee) (the “Required Consents”), provided that each New Class A Stockholder may transfer Shares to a Permitted Transferee thereof (each such term as defined in the Class A Stockholders Agreement) who becomes party to the Class A Stockholders Agreement and bound thereby, including by such section.

•	Section 3.6 (Black-Out Periods) of the Class C Stockholders Agreement shall apply to the period immediately following the Merger to prohibit transfers and other actions as provided in such Section 3.6 and no New Class C Stockholders, may be released from such prohibition other than with the Required Consents, provided that each New Class C Stockholder may transfer DTI Securities to a Permitted Transferee thereof (each such term as defined in the Class C Stockholders Agreement) who becomes party to the Class C Stockholders Agreement and bound thereby, including by such section.

•	Section 2.14(a) (IPO Blackout Period) of the Registration Rights Agreement shall apply to the period immediately following the Merger to prohibit transfers and other actions as provided in such Section 2.14(a), and no Holder may be released from such prohibition other than with the Required Consents, provided that each Holder may transfer Registrable Securities to a Permitted Transferee thereof, or in the case of Temasek, to a Permitted Temasek Transferee thereof, (each such term as defined in the Registration Rights Agreement) who becomes a party to the Registration Rights Agreement and bound thereby, including by such section.

•	However, if any of the foregoing lock-up provisions related to the 180-day period immediately following the Merger is waived in whole or in part with respect to the MD Stockholders, the MSD Partners Stockholders or the SLP Stockholders, each other stockholder of the Company that is subject to such lock-up provision or subject to the 180-day lock-up described below under “Management Stockholders Agreement Matters” shall be correspondingly released (without duplication of any other release provision) from such lock-up provision with respect to a pro rata portion of the Company vested common stock and number of shares underlying vested, in-the-money stock options held by such other stockholder. In addition, except as Temasek shall otherwise agree, the foregoing lock-up provisions will not prohibit Temasek from making transfers in accordance with the terms and conditions of the Class C Stockholders Agreement after October 29, 2018 and prior to the end of such lock-up period, subject to the MD Stockholders’ right of first offer contained in the Class C Stockholders Agreement.

Other Registration Rights Agreement Matters

•	The term “Effectiveness Date” shall be defined to mean the date on which the Sponsor Holders are no longer subject to any transfer restriction on the sale of Registrable Securities pursuant to Section 2.14(a) of the Registration Rights Agreement following the consummation of the Merger.

•	The reference in Section 2.1(a)(i) of the Registration Rights Agreement to the twelfth full calendar month after the consummation of an IPO shall be replaced by a reference to the 150th day following the consummation of the Merger.

•	For the avoidance of doubt, Section 2.15 (Clear Market re: sales by the Company) of the Registration Rights Agreement will not apply to the period immediately following Merger.

Management Stockholders Agreement Matters

•	Each Management Stockholder will continue to be subject to existing transfer restrictions under Section 3.2(a) of the Management Stockholders Agreement, subject to the following provisions:

•	Each then-current employee will be permitted to sell into the market, in any six-month period that begins on the 181st day following the closing of the Merger or any six-month anniversary of the 181st day following the closing of the Merger, up to the greater of (x) the amount remaining in the current fiscal year under his or her “Individual Cap” as defined in the Management Stockholders Agreement and (y) an amount equal to the Specified Percentage of the outstanding shares of Class C Common Stock (and shares of Class C Common Stock underlying options) owned by him or her at the date of closing of the Merger. “Specified Percentage” means 30% for the first six-month period following the 180-day lock-up, 20% for the second six-month period, 30% for the third period, and 20% for the fourth period. Any amount of the Specified Percentage that is not used in any six-month period may be carried forward to future periods.

•	After the 180-day period immediately following closing of the Merger, former employees will be permitted to sell up to their Individual Cap on an annual basis across market sales and any exercise of their put rights under the Management Stockholders Agreement.

•	The transfer restrictions of Section 3.2(a) of the Management Stockholders Agreement as well as rights to sell shares of Class C Common Stock to the Company will terminate on the two-year anniversary of the 180th day following the closing of the Merger (or, if earlier, as provided in the next sentence).

•	Per existing terms of the Management Stockholders Agreement, upon the first underwritten registered offering of shares of Class C Common Stock (subject to any applicable lock-up period as provided in Section 3.2(a)), the foregoing transfer restrictions as well as rights to sell shares of Class C Common Stock to the Company terminate.

•	Notwithstanding the foregoing, equity awards granted after closing of the Merger will not be subject to the foregoing restrictions but rather to the terms of such grants.

•	The liquidity program under Section 4.5 and call rights under Section 4.3 of the Management Stockholders Agreement will terminate upon closing of the Merger.

Exhibit C

FORM OF

SPOUSAL CONSENT

In consideration of the execution of that certain Voting and Support Agreement, dated as of July 1, 2018 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Agreement”) by and among Dell Technologies Inc., Michael S. Dell, Susan Lieberman Dell Separate Property Trust, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC, Silver Lake Partners III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P. and any other Persons who become a party thereto in accordance with the thereof, I, Susan Lieberman Dell, the spouse of Michael S. Dell, who is a party to the Agreement, do hereby join with my spouse in executing the foregoing Agreement and do hereby agree to be bound by all of the terms and provisions thereof. I also agree that all interests I may have in the Covered Shares shall be subject to the Agreement, whether such interest may be separate property or community property pursuant to community property laws or similar laws relating to marital property in effect in the state or province of my or our residence as of the date of signing this consent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

Dated as of July 1, 2018

/s/ Susan Lieberman Dell
Susan Lieberman Dell